FOR IMMEDIATE RELEASE

Pinnacle Foods Finance LLC Launches Proposed Refinancing

PARSIPPANY, N.J., April 10, 2013 - Pinnacle Foods Inc. (NYSE: PF) announced today that its indirect wholly-owned subsidiary, Pinnacle Foods Finance LLC (“Pinnacle Foods”), intends to launch a refinancing of existing indebtedness outstanding under its senior secured credit facilities and its 8.25% senior unsecured notes due 2017 (the “Notes”). Pinnacle Foods indicated that the proposed refinancing is expected to reduce its annual interest expense and improve its debt maturity profile.

In connection with the proposed refinancing, Pinnacle Foods intends to redeem all $400 million outstanding principal amount of the Notes on May 10, 2013. Pinnacle Foods' obligation to redeem the Notes will be conditioned upon the consummation of the refinancing.

The consummation of the refinancing is subject to market and other customary conditions and there can be no assurance that the refinancing will occur.

FORWARD-LOOKING STATEMENTS
Information provided and statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and we assume no obligation to update the information included in this press release. Such forward-looking statements include information concerning our possible or assumed future results of operations. These statements often include words such as “approximate,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, we also disclaim any obligation to update our view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.
CONTACT:
Maria Sceppaguercio
SVP, Investor Relations
973-541-8629